EXHIBIT 4.1
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

         This LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of June 22, 2001 ("Effective Date"), is entered into by and between, CYBERADS, INC., a Florida corporation with offices located at 3350 N. W. Boca Boulevard, Suite A-44, Boca Raton, Florida 33431 ("CyberAds"), IDS CELLULAR, INC., a Florida corporation, with offices located at 3350 N. W. Boca Boulevard, Suite A-44, Boca Raton, Florida 33431 ("IDS"), SANDRA L. LEVINSON, an individual with her principal place of residence located at 899 N.E. 76th Street, Boca Raton, Florida 33487 ("SLL"), LAWRENCE S. LEVINSON, an individual with his principal place of residence located at 899 N.E. 76th Street, Boca Raton, Florida 33487 ("LSL"), and FOUR STAR FINANCIAL SERVICES, LLC, a California limited liability company with offices at 1000 Marina Boulevard, Suite 600, Brisbane, California, 94005 ("Lender").

                                    RECITALS

WHEREAS, CyberAds, IDS, SLL and LJL (collectively, "Borrowers") wish to borrow certain sums from Lender and Lender wishes to lend certain sums to Borrowers.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

A.       Defined Terms.
         -------------

         As used in this Agreement, in addition to the terms defined above, the following terms have the definitions set forth below:

         "Affiliate" means any Person controlling, controlled by or under common control with CyberAds or IDS. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of CyberAds or IDS, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an Affiliate: any officer, director, employee or other agent of CyberAds or IDS, any shareholder owning more than 20 percent of the outstanding shares of CyberAds or IDS or subsidiary of CyberAds or IDS, and any other Person with whom or which CyberAds or IDS has common shareholders, officers or directors.

         "Business Day" means any day on which commercial banks in San Francisco, California, are open for business.

         "Collateral" means all of CyberAds' and IDS' assets and receivables; CyberAds' and IDS' books; all equipment and any other business related assets; the general intangibles including but not limited to, all income, proceeds, distribution payments, receivables and cash or other revenue generated therefrom, and contracts with third parties, guarantees, and indemnity agreements; the Inventory; any money or other assets of CyberAds or IDS which now or hereafter come into the possession, custody, or control of Lender; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all accounts, CyberAds' and IDS' books, equipment, general intangibles, inventory, negotiable collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

         "Event of Default" means any of the events set forth in Article 8 of this Agreement.

         "Guaranty" means the personal guaranty executed by LSL in the form of Exhibit "C" attached hereto.

         "Loan Documents" means, collectively, this Agreement, the Note executed by Borrowers and payable to Lender, and any other agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancing, refunding, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

         "Loan" means the advances made by Lender to Borrowers hereunder.

         "Mortgage" means that the Mortgage in the form of Exhibit "B," executed by Borrowers in favor of Lender.

         "Note" means the Promissory Note in the form of Exhibit "A," executed by Borrowers in favor of Lender to evidence all or part of the Loan and dated the date of the first advance of such Loan, as such Note may be modified or amended from time to time after execution and delivery thereof.

         "Obligations" shall mean and include any and all indebtedness and/or liabilities to Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute and contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or were acquired or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument (including but not limited to all amounts owing by Borrowers to Lender by reason of purchases made by Borrowers from other concerns, factored or financed by Lender),and all obligations to perform acts or refrain from taking any action.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

B.       Accounting Terms.
         ----------------

         All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Uniform Commercial Code as adopted and in effect in the State of California from time to time (the "Code"), to the extent such terms are defined herein.

                                    ARTICLE 2

A.       Loan.
         ----

         Lender hereby lends to Borrowers and Borrowers hereby borrow from Lender a sum of one hundred and fifty thousand dollars ($150,000.00). Lender has received satisfactory evidence that:

                  (i) No Event of Default shall have occurred and be continuing under the Loan Documents, or any other agreements entered into between or among Lender and Borrowers, or Affiliates of Borrowers of the Agreement;

                  (ii) All of the conditions set forth in Article 6 shall have been satisfied.

                                    ARTICLE 3
                                      TERM

The term of the Loan shall be for a period commencing on the Effective Date and ending on December 17, 2001.

                                    ARTICLE 4
              INTEREST RATE, INTEREST PAYMENTS, PRINCIPAL PAYMENTS
                                AND OTHER CHARGES

A.       Interest.
         --------

         Interest. Borrowers shall pay interest to Lender monthly, on the 22nd day of each month, on the daily outstanding principal balance of the Loan at a rate of thirty-three percent (33%) per annum, based upon a three hundred sixty
(360) day year, actual days elapsed. Unpaid interest shall be added to the principal balance of the Loan and shall be compounded monthly in arrears as of the date of each payment due.

         Receipt of Interest Payments. Borrowers shall make interest payments directly to:

                          Att: Joseph A. Liberman, Partner
                          GRABUSH, NEWMAN & CO., P .A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          502 Washington Avenue, Suite 500
                          Towson, Maryland 21204

         Or such substitute as the Lender may from time to time designate in writing.

         Default Interest. From and after and during the continuance of an Event of Default, the outstanding principal balance shall bear interest until paid in full at an increased rate per annum (computed on the basis of a three hundred sixty (360) day year, actual days elapsed) equal to five percent (5%) above the rate of interest hereunder.

B.       Principal Payments.
         ------------------

         In addition to interest payments set forth herein, Borrowers shall in full the outstanding principal balance of the Loan on Monday, December 17, 2001, which is the end of the loan period, by paying the principal payment due directly to Joseph A. Liberman at GRABUSH, NEWMAN & CO., P.A., at the address indicated in A above, or such substitute as the Lender may from time to time designate in writing. The Principal amount due may be prepaid without penalty at any time.

C.       Expenses.
         --------

         Borrowers shall reimburse Lender for all out-of-pocket costs, fees and expenses incurred by Lender in connection with the negotiation, administration, preparation, execution and delivery of each of the Loan Documents, including but not limited to, lien and title search fees and filing or recording fees payable in connection with the transactions contemplated by this Agreement. If not paid by Borrowers, all such amounts shall be added to principal and bear interest at the same rate.

D.       Excess Interest.
         ---------------

         In no event whatsoever shall the interest rate and other fees charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest permissible rate applicable thereto, Lender shall promptly apply such excess to the Obligations in such order as Lender shall determine in its sole discretion or refund the amount thereof to Borrowers, and the provisions hereof shall be deemed amended to provide for such permissible rate.

E.       Unpaid Interest, Fees, Costs, or Expenses.
         -----------------------------------------

         To the extent that any interest, fees, costs, or expenses on the Loan are not paid when due, the amount of such unpaid interest, fees, costs, or expenses shall be deemed to be an additional advance; and the amount of such advance shall be added to the principal balance of the Note and shall bear interest at the interest rate set forth in the Note, which is applicable to the principal under the Note.

                                    ARTICLE 5
                                   COLLATERAL

A.       Security Interest in the Collateral.
         -----------------------------------

         To secure performance hereunder, Borrowers hereby grant to Lender a continuing security interest in and a right of setoff against, and Borrowers hereby assign to Lender, the Collateral, to secure the payment, performance and observance of all indebtedness, Obligations and liabilities of any kind of Borrowers to Lender, including but not limited to the Loan, existing or hereafter arising, and of all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed.

B.       Perfection and Protection of Security Interest.
         ----------------------------------------------

         Borrowers shall, at their expense, take all actions reasonably requested by Lender at any time to perfect, maintain, protect and enforce Lender's security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, executing and filing financing or continuation statements and amendments thereof as Lender shall require and deliver to Lender all originals of notes, stock certificates and instruments as Lender shall require. Lender may file, without Borrowers' signature, one or more financing statements disclosing Lender's security interest under this Agreement. Borrowers agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. From time to time, Borrowers shall, upon Lender's request, execute and deliver confirmatory written instruments pledging the Collateral to Lender, but Borrowers' failure to do so shall not affect or limit Lender's security interest or other rights in and to the Collateral. Lender's security interest in the Collateral shall continue in full force and effect until the Obligations have been fully satisfied.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

         Each of the items set forth below shall constitute a condition precedent to Lender's obligation to make the Loan:

         A. Receipt of evidence satisfactory to Lender demonstrating that CyberAds and IDS are in good standing in their state of formation and wherever it is required to be qualified or licensed;

         B. Receipt of copies of resolutions adopted by the Board of Directors CyberAds and IDS authorizing the execution of the Loan Documents;

         C. Receipt of the Note in the form of Exhibit "A" hereto executed by authorized officers of CyberAds and IDS to evidence the Loan dated the date of the advance pursuant to said Loan;

         D. Lender shall have received satisfactory evidence that (i) no material adverse changes have occurred in any of Borrowers' or Affiliates of Borrowers' financial condition and (ii) no defaults have occurred under this Agreement or any other agreement between Lender and Borrowers or any Affiliates thereof;

         E. Receipt of necessary UCC-1 Financing Statements, executed by CyberAds and IDS, which have been filed in all necessary jurisdictions to perfect Lender's security interest;

         F. Receipt, review, and approval of detailed financials, detailed accounts receivable, and accounts payable agings;

         G. Borrowers shall provide Lender with a copy of the latest registration statement for CyberAds;

         H. CyberAds and IDS shall provide Lender with copies of all merchant agreements and all statements for Lender to review and approve;

         I. Lender shall receive (i) a fully executed personal guaranty from LSL in the amount of one hundred and fifty thousand dollars ($150,000.00) in the form of Exhibit C; (ii) a properly executed third mortgage on the residence of LSL and SLL located at 899 N.E. 76th Street, Boca Raton, Florida 33487 in the form of Exhibit B to secure such guarantee and the Loan; and (iii) copies of all available appraisals on such property, all offers to purchase such property made in the prior twelve months, and the results of a title search of such property made within the prior 30 days.

         J. Borrowers hereby agree to authorize Lender to conduct a credit review on any principal of the company;

         K. Borrowers must have executed and performed all steps necessary for the perfection of the collateral.

         For the sake of expediency, Lender may temporarily wave any or all of the foregoing Conditions Precedent until a date certain chosen by Lender; however any such Conditions

Precedents so temporarily waived must be fulfilled by the date to be chosen by Lender or an Event of Default will occur and the Loan will accelerate and become immediately due and payable.

                                    ARTICLE 7
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrowers warrant, represent and covenant that:

         A. Authorization and Binding Effect. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action; this Agreement has been duly executed by the Borrowers and constitutes the valid, binding and enforceable obligation of the Borrowers in accordance with its terms, subject to the bankruptcy and other similar laws affecting the enforcement of creditors' rights generally;

         B. Status of Collateral. The Collateral is now, and at all times will be, owned by Borrowers free and clear of all liens, security interests, claims and encumbrances, except those created hereunder; the security interest of the Lender in the Collateral hereunder is and shall at all times be a valid, perfected, first priority security interest therein, enforceable in accordance with the provisions hereof, subject to bankruptcy and other laws affecting the enforcement of creditors' rights generally. With respect to any tangible property such as the equipment which comprises any portion of the Collateral, Borrowers shall take no action to move, disassemble, damage or alter said property, except as to prepare them or their by products for sale;

         C. Transfer of Collateral by Borrowers. Borrowers will not assign, sell, transfer, or otherwise dispose of, nor will Borrowers suffer or permit any of the same to occur with respect to, any Collateral, without prior written notice to and consent of Lender;

         D. Inspection of Records. Lender shall at all times have free access to and right of inspection of the Collateral and any records pertaining thereto (and the right to make extracts from and to receive from Borrowers originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefor);

         E. Insurance. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrowers' business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver the copies of such policies to Lender with satisfactory loss payable endorsements, naming Lender as sole loss payee, assignee or additional insured, as deemed appropriate by Lender. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever. If Borrowers fail to provide and pay for such insurance, Lender may, at option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

         F. Enforcement of Receivables. Lender may, at any time and from time to time upon or after any acceleration of maturity of the Obligations, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement reasonably deemed desirable with respect to, any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral or Obligations, all without notice to or consent by Borrowers and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein;

         G. Reimbursement by Borrowers. Borrowers will pay Lender on demand (i) for any sums, costs, and expenses which Lender may pay or incur pursuant to the provisions of this Agreement or in negotiating, executing, perfecting, defending, protecting or enforcing this Agreement or the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys' fees, and (ii) pay and discharge, or reimburse Lender promptly for, any taxes, assessments, charges or levies of any foreign government or governmental authority in connection with the pledge of receivables hereunder or the assignment thereof from the Borrowers to Lender, which may be payable by Lender, or are paid for Lender's account or which are required to be withheld by the obligor on a receivable or which the obligor is otherwise required to pay and is entitled to obtain reimbursement from such Lender, excluding, however, domestic taxes based on income of the Lender generally; all of which, together with interest at the highest rate then payable on any of the Obligations, shall be part of the Obligations and be payable on demand;

         H. Transfer of Collateral by Lender. In its sole discretion, Lender may, at any time and from time to time, assign, transfer or deliver to any transferee of any Obligations, any Collateral, whereupon in the event the transferee is a financial institution, the Lender shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of Lender hereunder with respect thereto, but the transferring Lender shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered.

         I. Event of Default. In the Event of a Default, Borrowers shall repay their Obligations in full before making any payments on any other indebtedness owed to any other Person or entity;

         J. Financial Reporting. Borrowers shall supply to Lender all the financial data listed in Exhibit D.

         K. Option to Acquire Stock. Borrowers shall provide Lender with the option to acquire three hundred thousand (300,000) shares of stock of CyberAds, at a strike price of fifty cents ($.50) per share, for a term of up to five years from the Effective Date. These options shall be issued and recorded by CyberAds as indicated by Lender in writing from time to time.

         L. Registration of Shares and Options. At the request of Lender or MaxMin, Borrowers hereby agree to register with the Securities and Exchange Commission in Washington, D.C. at Borrowers' expense, the shares, options, and the shares underlying such options, any time after March 1, 2002.

         M. Restriction on Loans. Borrowers shall not incur any additional loans during the term of this Loan without the prior written consent of Lender.

                                    ARTICLE 8
                              DEFAULT AND REMEDIES

         A. Event of Default. Anyone or more of the following events shall constitute an Event of Default under this Agreement:

                  (i) Borrowers fail to pay when due and payable any portion of the Obligations, whether at stated maturity, upon acceleration or otherwise;

                  (ii) Borrowers fail or neglect to perform, keep, or observe any term, provision, condition, covenant or agreement contained in any Loan Document;

                  (iii) Any material adverse change occurs in Borrowers' business, assets, operations, prospects or condition, financial or otherwise;

                  (iv) The prospect of repayment of any portion of the Obligations or the value or priority of Lender's security interest in the Collateral is materially impaired;

                  (v) Any material portion of Borrowers', or their Affiliate's, assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

                  (vi) Any bankruptcy or other insolvency proceeding is commenced by Borrowers, or their Affiliate, or any guarantor or any such proceeding is commenced against Borrowers and remains undischarged or unstayed for forty-five (45) days;

                  (vii) Any notice of lien, levy or assessment is filed of record with respect to any of Borrowers' assets;

                  (viii) Any judgment is entered against Borrowers, or their Affiliate, in an aggregate amount exceeding ten thousand dollars ($10,000) and not discharged within fifteen (15) days of becoming final, or, if appealed, Borrowers have not caused adequate surety to be posted;

                  (ix) Any uncured default shall occur under any material agreement between or among Borrowers, their Affiliates and Lender or any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrowers or any Affiliate to such third party;

                  (x) Any representation or warranty made or deemed to be made by Borrowers or any Affiliate in any Loan Document or any other statement, document or report made or delivered to Lender in connection therewith shall prove to have been misleading in any material respect;

                  (xi) The total amount of outstanding accounts receivables of IDS shall be less than one hundred seventy thousand dollars ($170,000.00), valuing the American Cellular, Inc. receivable at fifty thousand ($50,000.00) dollars, less any payments received from American Cellular, Inc., after June 15,2002;

                  (xii) Failure to pay timely all interest and principal payments due under the Amended and Restated Loan Agreement dated as of May 15,2001, by and between James W. Bregman and Arthur J. Hohmann, LSL, MaxMin and CyberAds;

                  (xiii) Failure to supply when due any of the documents or data required by all attached Exhibits.

         B. Remedies. Upon the occurrence of an Event of Default, Lender shall have the following rights and remedies (to the extent permitted by applicable law), all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

                  (i) Lender may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Obligations to be immediately payable in full. Lender shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the California Commercial Code, the UCC or of Lender under the Obligations, and further, Lender may, at any time, with or without notice, take possession of the Collateral, or Borrowers shall, upon Lender's demand, at Borrowers' sole cost, assemble the Collateral and make it available to Lender and Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at Lender's discretion, and may, if Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrowers agree that Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrowers at their address set forth below at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all expenses of sale, and second, to the Obligations in such order as Lender shall elect, in its sole discretion. Lender shall return any excess to Borrowers and Borrowers shall remain liable for any deficiency to the fullest extent permitted by law.

                  (ii) Lender may appropriate, set off and apply to the payment of the Obligations, any Collateral (including, without limitation, any proceeds or proceeds of proceeds) in or coming into the possession of Lender without notice to Borrowers and in such manner as Lender or its agents may in its discretion determine.

                                    ARTICLE 9
                                  MISCELLANEOUS

         A. Power of Attorney. To effectuate the terms and provisions hereof, Borrowers hereby designate and appoint Lender and its designees or agents as attorney-in-fact of Borrowers, irrevocably and with power of substitution, with authority, after the occurrence and during the continuance of a Default, to: receive, open and dispose of all mail addressed to Borrowers and reasonably believed by Lender to relate to the Collateral, and notify the Post Office authorities to change the address for delivery of mail addressed to Borrowers to such address as Lender may designate (provided that items not relating to the Collateral shall be returned to Borrowers); endorse the name of Borrowers on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Lender's possession; sign the name of Borrowers on any invoices, documents, drafts against and notices to account Borrowers or obligors of Borrowers, assignments and requests for verification of accounts in each case relating to the Collateral; execute proofs of claim and loss relating to the Collateral; execute endorsements, assignments or other instruments of conveyance or transfer relating to the Collateral; adjust and compromise any claims relating to the Collateral under insurance policies or otherwise; execute releases relating to the Collateral; and do all other acts and things necessary or advisable in the sole discretion of Lender to carry out and enforce this Agreement or the Obligations. All acts done under the foregoing authorization are hereby ratified and approved and neither Lender nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake or fact of law. This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain unpaid.

         B. Release. Borrowers hereby release Lender from any claims, causes of action and demands at anytime arising out of or with respect to this Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by Lender with respect thereto, and Borrowers hereby agree to hold Lender harmless from and with respect to any and all such claims, causes of action and demands, except only for Lender's own gross negligence or bad faith.

         C. Prior Recourse. Lender's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

         D. No Lender Waivers. No act, omission or delay by Lender shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Lender of any Default or right or remedy which it may have shall operate as a waiver of any other Default, right or remedy of the same default, right or remedy on a future occasion.

         E. Attorneys' Fees and Costs. In the event of any litigation with respect to any matter connected with this Agreement, the Obligations or the Collateral, the prevailing party shall be entitled to its reasonable costs and attorneys' fees.

         F. Modifications. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement and to such provision, and executed by the party to be charged.

         G. Successors and Assigns. This Agreement and all Obligations shall be binding upon the successors and assigns of Borrowers and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, its successors, endorsees and assigns.

         H. Invalidity. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

         I. Survival. All of the representations and warranties of Borrowers contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties. No termination of this Agreement shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and shall survive such termination.

         J. Notices. All notices required to be given under this Agreement shall be written and sent via first class mail, postage prepaid, to the following addresses:

CyberAds or IDS at:        CyberAds, Inc., 3350 N.W. Boca Boulevard,
                           Suite A-44, Boca Raton, Florida 33431

SLL or LSL at:             Sandra L. and Lawrence S. Levinson, 899 N.E.
                           76th Street, Boca Raton, Florida 33487

Four Star at:              1000 Marina Boulevard, Suite 600, Brisbane,
                           California, 94005

         K. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.

         L. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN BRISBANE, CALIFORNIA. THIS AGREEMENT SHALL BE

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CALIFORNIA, THE LA WS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CALIFORNIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWERS OR LENDER, BORROWERS HEREBY CONSENT AND AGREE THAT THE SUPERIOR COURT OF SAN MATEO COUNTY, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWERS HEREBY WAIVE ANY OBJECTION WHICH BORROWERS MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWERS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWERS' ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         M. WAIVERS BY BORROWERS. BORROWERS WAIVE (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWERS MAY

IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. BORROWERS WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Borrowers acknowledges receipt of a copy of this Agreement.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

IDS                                      CyberAds
I.D.S. Cellular, Inc.                    CyberAds, Inc.
In Boca Raton, Florida                   In Boca Raton, Florida


-------------------------------------    ---------------------------------------
By:                                      By:
   ----------------------------------       ------------------------------------
Title:                                   Title:
       ------------------------------         ----------------------------------


SLL                                      LSL
Sandra L. Levinson                       Lawrence S. Levinson
In Boca Raton, Florida                   In Boca Raton, Florida


By:                                      By:
   ----------------------------------       ------------------------------------
     Sandra L. Levinson                     Sandra L. Levinson

Lender
Four Star Financial Services, LLC
in Brisbane, California


-------------------------------------
By:
   ----------------------------------
Title:
       ------------------------------

                              SCHEDULE FOR EXHIBITS

                                       for

                           LOAN AND SECURITY AGREEMENT



EXHIBIT A                                   PROMISSORY NOTE

EXHIBIT B                                   MORTGAGE

EXHIBIT C                                   GUARANTY

EXHIBIT D                                   FINANCIAL INFORMATION

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                 PROMISSORY NOTE

$150,000.00                                                 Brisbane, California
                                                                  June ___, 2001

         FOR VALUE RECEIVED, the undersigned CYBERADS, INC., a Florida corporation with its executive offices located at 3350 N. W .Boca Boulevard, Suite A-44, Boca Raton, Florida, 33431 and I.D.S. CELLULAR, INC., a Florida corporation, with its executive offices located at 3350 N.W. Second Avenue, Suite A44, Boca Raton, Florida, 33431 ("Borrowers"), promises to pay to the order of FOUR STAR FINANCIAL SERVICES, LLC, ("Lender") at its office at 1000 Marina Boulevard, Suite 600, Brisbane, California, 94005, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum equivalent to the greater of One Hundred Fifty Thousand Dollars ($150,000.00) or so much as may be advanced and be outstanding, with interest thereon as defined herein, to be computed on each advance from the date of its disbursement. This Note is issued to effectuate payment of certain debt incurred by Borrower pursuant to the Loan And Security Agreement ("Agreement"), and the terms of the Agreement are hereby referenced and incorporated herein:

A.       LOAN:

         This Note is issued to effectuate payment of certain debt incurred by the Borrower under various arrangements including the Agreement dated June ____, 20001, by and between Borrower and Lender, and advances made thereunder according to the terms and conditions of the Agreement.

B.       INTEREST:

         Interest. Borrowers shall pay to Lender interest on the daily outstanding principal balance of the Loan at a rate of thirty-three percent (33%) per annum, based upon a three hundred sixty (360) day year, actual days elapsed. Unpaid interest shall be added to the principal balance of the Loan and shall be compounded monthly in arrears as of the date of each payment due.

         Receipt of Interest Payments. Borrowers shall make interest payments directly to:

                             Att: Joseph A. Liberman, Partner
                             GRABUSH, NEWMAN & CO., P.A.
                             CERTIFIED PUBLIC ACCOUNTANTS
                             502 Washington Avenue, Suite 500
                             Towson Maryland 21204

         Or such substitute as the Lender may from time to time designate in writing.

         Default Interest. From and after and during the continuance of an Event of Default, the outstanding principal balance shall bear interest until paid in full at an increased rate per annum ( computed on the basis of a three hundred sixty (360) day year, actual days elapsed) equal to five percent (5%) above the rate of interest hereunder.

C.       TERM AND REPAYMENT:

         1. Term and Repayment. The term of this Note shall be six months from the above stated date.

         2. Principal Payments. In addition to interest payments set forth herein, Borrowers shall make the principal payment in full on Monday, December 17, 2001 which is the end of the loan period, by paying the principal payment due directly to Joseph A. Liberman at GRABUSH, NEWMAN & CO., P.A., at the address indicated in Section 4A. The Principal amount due may be prepaid without penalty at any time.

         3. Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

         4. Prepayment. Borrower may prepay principal on any portion of this Note at any time, in any amount and without penalty.

         5. Security. The outstanding principal balance and all accrued interest of this obligation shall be secured according to the continuing security interest set forth in the Agreement dated as of June ____, 2001 by and between Borrower and Lender with recourse against all Collateral described therein and the obligations established in this Note shall be payable from the proceeds of the Collateral described in the Agreement.

D.       DEFAULT:

         This Note is made in connection with the Agreement. Any default in the payment or performance of any obligation hereunder, shall entitle Lender to enforce such obligation according to the remedies provided in the Agreement and at law, without limitation, including recourse to the Collateral as provided herein. Notwithstanding Lender's right to proceed under the Agreement any intentional or willful default by Borrower, or any intentional conversion of security by the Borrower, shall entitle Lender to immediately enforce all the Obligations including recourse against Collateral as provided herein. In the event of a monetary or other default, Lender shall have the right to enforce all remedies and execute on all Collateral.

E.       MISCELLANEOUS:

         1. Remedies. Upon the sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in the collateral described in the Agreement securing this Note, or upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower provided however that recourse upon the indebtedness evidenced by this Note shall be limited to the Collateral described in the Agreement between Borrowers and Lender described in Section C hereof.

         3. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Lender has greater rights or remedies under Federal law, in which case such choice of California law shall not be deemed to deprive Lender of any such rights and remedies as may be available under Federal law.

CYBERADS, INC.                            I.D.S. CELLULAR, INC.
Principal and Obligor                     Principal and Obligor

By:                                       By:
   -----------------------------------       -----------------------------------

Print Name:                               Print Name:
           ---------------------------               ---------------------------

Title:                                    Title:
      --------------------------------          --------------------------------

                                    EXHIBIT B

                                    MORTGAGE

                                    MORTGAGE

         THIS INDENTURE, made this ____ day of June, 2001, by and between Sandra Levinson and Larry Levinson, husband and wife (hereinafter called the "Mortgagor") and Four Star Financial Services, LLC (hereinafter called the "Mortgagee").

         WITNESSETH: That the said Mortgagor, for and in consideration of the extension of a loan by Mortgagee to CyberAds, Inc. (the "Borrower"), a Florida corporation, in the principal amount of up to one hundred fifty thousand dollars ($150,000) (the "Loan"), which Loan is guaranteed by Mortgagor (the "Guarantee"), and other good and valuable consideration, the receipt whereof is hereby acknowledged, does grant, bargain, and sell to the said Mortgagee, its legal representatives and assigns forever, the following described land, together with all buildings and improvements thereon, situated, lying and being in the County of Palm Beach, State of Florida, to wit:

            See Exhibit "A" attached hereto and incorporated herein.

         And the said Mortgagor does hereby fully warrant the title to said land, together with all buildings and improvements thereon, and will defend the same against the lawful claims of all persons whomsoever.

         PROVIDED ALWAYS, That if Borrower or said Mortgagor, its legal representatives or assigns, shall pay unto the said Mortgagee, its legal representatives or assigns, all amounts due Mortgagee under the Loan, then this mortgage and the estate hereby created shall cease and be null and void.

         Mortgagor shall not permit, commit or suffer any waste, impairment or deterioration of said property including the removal of soil, buildings or improvements therefrom, and perform, comply with and abide by each and every one of the stipulations, agreements, conditions, and covenants of said Guarantee and of this mortgage, and shall duly pay all taxes and also insurance premiums reasonably required and all costs and expenses including a reasonable attorney's fee, which said Mortgagee may incur in collecting the Guarantee secured by this mortgage, and also in enforcing this mortgage by suit or otherwise.

         IN WITNESS WHEREOF, the said Mortgagor hereunto have set their hands and seals the day and year first above written.

Signed, sealed and delivered                  MORTGAGOR:
in our presence:

----------------------------                  -------------------------------
MARK J. BRYN                                  SANDRA LEVINSON
                                              899 N.E. 76th Street
                                              Boca Raton, FL 33487
----------------------------
CHRISTINE COTTE

----------------------------                  -------------------------------
MARK J. BRYN                                  LARRY LEVINSON
                                              899 N.E. 76th Street
                                              Boca Raton, FL 33487
----------------------------
CHRISTINE COTTE


STATE OF FLORIDA              )
                              ) ss:
COUNTY OF PALM BEACH          )


         BE IT KNOWN that on the ______ day of June, 2001, before me, a Notary Public in the State of Florida, County of Palm Beach, personally came and appeared Sandra Levinson, who is personally known to me, or who by producing her ________________________________, as identification, has been shown to be the person described in and who executed the foregoing Mortgage and she acknowledged before me that she executed the same for the purposes therein expressed as her free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal of office the day and year last above written.


                                           Print Name:
                                                       -------------------------

                                           Notary Public, State of
                                           Florida at Large
My Commission expires


STATE OF FLORIDA              )
                              ) ss:
COUNTY OF PALM BEACH          )


         BE IT KNOWN that on the ______ day of June, 2001, before me, a Notary Public in the State of Florida, County of Palm Beach, personally came and appeared Larry Levinson, who is personally known to me, or who by producing her ________________________________, as identification, has been shown to be the person described in and who executed the foregoing Mortgage and she acknowledged before me that she executed the same for the purposes therein expressed as her free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal of office the day and year last above written.


                                           Print Name:
                                                       -------------------------

                                           Notary Public, State of
                                           Florida at Large
My Commission expires


                                                     Prepared by:
                                                     Bryn & Associates, P.A.
                                                     2 S. Biscayne Blvd.,
                                                     #2680
                                                     Miami, Florida 33131
                                                     (305) 374-0501

                                    EXHIBIT C

                                    GUARANTY

                       PERSONAL GUARANTEE OF INDEBTEDNESS
                               (Joint and Several)

         In consideration of and as an inducement to Four Star Financial Services, LLC ("Four Star Financial Services"), to enter into that certain loan agreement, dated as of June 22, 2001 (the "Loan Agreement") by and between Four Star Financial Services ("Lender") and CyberAds, Inc, ("Borrower") in reliance upon this Personal Guarantee of Indebtedness (the "Guarantee"), Sandra Levinson and Lawrence Levinson, ("Guarantors") jointly and severally, unconditionally guarantee the due and punctual payment of all payment, both interest and principal (as defined in the Loan Agreement), and all other sums due (including interest and penalties) and to be paid by Borrower pursuant to the Loan Agreement and the performance by Borrower of all the terms, conditions, covenants and agreements of the Loan Agreement, and guarantors, jointly and severally, agree to pay all of Lender's costs, expenses and reasonable attorney's fees incurred in enforcing the covenants and agreements of Borrower in the Loan Agreement or incurred by Lender in enforcing the Guarantee.

         Guarantors waive notices of the acceptance of the Guarantee, presentment, protest, notice of protest and any and all demands for performance or any and all notices of non- performance which might otherwise be a condition precedent to the liability of Guarantors under this Guarantee, and Guarantors covenant and agree that Lender may proceed directly against Guarantors, or any of them individually or in any combination, without first proceeding or making claim or exhausting any remedy against Borrower or pursuant any particular remedy or remedies available to Lender.

         Guarantors, jointly and severally, covenant and agree that, without releasing, diminishing, or otherwise affecting the liability of Guarantors under this Guarantee or the performance of any obligation contained in this document, and without affecting the rights of Lender, Lender may, at any time and from time to time, and without notice to or further consent of any Guarantor: (a) make any agreement extending or reducing the term of the Loan or otherwise altering the terms of payment under the Loan Agreement or granting any indulgences with respect to the Loan Agreement; and (b) exercise or refrain from exercising or waiving any right Lender might have.

         Guarantors agree that in the event of anyone of the following: (a) Borrower shall become insolvent or shall be adjudicated a bankrupt; (b) Borrower shall file a petition for reorganization, arrangement or similar relief under any present or future provision of the Bankruptcy Code; (c) Such a petition filed by creditors of Borrower shall be approved by a court; (d) Borrower shall seek a judicial readjustment of the rights of its creditors under any present or future federal or state law; or (e) a receiver of all or part of its property and assets is appointed by any state or federal court, and in any such proceeding the Loan Agreement shall be terminated or rejected or the obligations of Borrower under it shall be modified, then Guarantors will immediately pay to Lender, or its successors or assigns, an amount equal to all amounts due under the Loan Agreement.

         Neither Guarantors' obligations to make payment in accordance with the terms of this Guarantee nor any remedy for the enforcement of it shall be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change , release or limitation of the liability of Borrower or its estate in bankruptcy or of any remedy for the enforcement thereof resulting from the operation of any present or future provision of the national Bankruptcy Act or from the decision of any court.

         This Guarantee shall be binding upon the successors and assigns of the Guarantors and each of them and inure to the benefit of the successors and assigns of the Lender (including any assignee of the Loan, which may be assigned as additional security for a loan).

         This Guarantee is secured by a mortgage on real estate, of even date herewith, made by Guarantors in favor of Lender. The terms of said mortgage are, by this reference, made a part hereof.

         In witness whereof, Guarantors have caused this Guarantee to be executed this _____ day of June, 2001.

                                             GUARANTORS:

                                             __________________________________
                                             Print Name:_______________________



                                             __________________________________
                                             Print Name:_______________________

                                    EXHIBIT D

                              FINANCIAL INFORMATION

                                    EXHIBIT D

                              FINANCIAL INFORMATION

During the terms of the Loan on each Monday, by 12:00 noon eastern daylight time, CyberAds shall furnish Lender or Lender's designate the following information regarding IDS which shall be correct as of 5:00 PM eastern daylight time the immediately preceding Friday:

         1. The number of telephone applications received for the week ended Friday;
         2. The number of telephone applications approved for the week ended Friday, broken down by vendor;
         3. The number of telephones shipped and received for the week ended Friday, broken down by vendor;
         4. The number of charge backs for the week ended Friday, broken down by vendor;
         5. The amount of any income received for the week ended Friday, broken down by vendor;
         6.       The amount of any debt incurred for the week ended Friday;
         7. The amount of any expenses paid for, or incurred during, the week ended Friday, broken down into at least the following categories: payroll, payroll taxes and expenses, rent, non-rent office expenses, accounting fees, loan interest and principal payments, and other miscellaneous expenses;
         8. The amount of webmaster commissions and web site maintenance fees paid, broken down by payee;
         9. Copies of all bank statements received by CyberAds or IDS during the prior week; Copies of all statements from the accountants to CyberAds or IDS received by CyberAds or IDS during the prior week.